                                                                    Exhibit 99.3


Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2001


                                                            Sequiam
                                                          ------------
                                              Sequiam      Software,       Brekel
                                           -------------  ------------  ------------
                                            Corporation       Inc.       Group Inc    Adjustments   Pro Forma
                                           -------------  ------------  ------------  -----------  ------------

Net sales                                  $      1,657   $         -   $ 1,112,544                $ 1,114,201
Costs and expenses:
Production                                            -             -     2,663,949                  2,663,949
Website and information services                      -             -       113,732                    113,732
Marketing and selling                                 -       181,622       885,288                  1,066,910
Software development costs                                    205,831             -                    205,831
General and administrative                       75,293       330,347     1,150,795                  1,556,435
Amortization                                          -             -         9,624                      9,624
Depreciation                                      4,496        11,696       434,215                    450,407
                                           --------------------------------------------------------------------
                                                 79,789       729,496     5,257,603                  6,066,888
                                           --------------------------------------------------------------------
Loss from operations                            (78,132)     (729,496)   (4,145,059)                (4,952,687)
Interest income                                       -             -       112,358                    112,358
Interest expense                                      -        (1,192)     (121,712)                  (122,904)
Loss on termination of equipment contract             -             -       (54,395)                   (54,395)
                                           --------------------------------------------------------------------
Net loss                                   $    (78,132)  $  (730,688)  $(4,208,808)               $(5,017,628)
                                           ====================================================================


Net loss per common share: Basic and
diluted                                    $      (0.02)  $     (0.04)                             $     (0.14)

Weighted average common shares
outstanding: Basic and diluted                3,871,769    20,000,000                  11,022,263   34,894,032

Unaudited Pro Forma Combined Condensed Statement of Operations
For  the  Six  Months  Ended  June  30,  2002



                                         Sequiam      Brekel Group,
                                      -------------  ---------------
                                       Corporation         Inc        Adjustments   Pro Forma
                                      -------------  ---------------  -----------  ------------

Net sales                             $    238,315   $      905,353                $ 1,143,668

Costs and expenses:
Production                                       -          943,547                    943,547
Website and information services            49,178           50,470                     99,648
Marketing and selling                            -          251,294                    251,294
Software development costs                   9,295                -                      9,295
General and administrative                 258,221          874,555                  1,132,776
Amortization                                     -              822                        822
Depreciation                                 9,931          318,971                    328,902
                                      ---------------------------------------------------------
                                           326,625        2,439,659                  2,766,284
                                      ---------------------------------------------------------
Loss from operations                       (88,310)      (1,534,306)                (1,622,616)
Interest income                                  -            2,107                      2,107
Interest expense                            (1,104)         (80,498)                   (81,602)
Gain on sale of equipment                        -           13,821                     13,821
                                      ---------------------------------------------------------
Net loss                              $    (89,414)  $   (1,598,876)               $(1,688,290)
                                      =========================================================


Net loss per common share: Basic and
diluted                               $      (0.01)                                $     (0.06)

Weighted average common share
outstanding: Basic and diluted          14,483,000                     11,522,263   26,005,263

Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2002


                                               Sequiam      Brekel Group
                                            -------------  -------------
                                             Corporation        Inc         Adjustments    Pro Forma
                                            -------------  --------------  -------------  ------------
ASSETS
Current assets:
Cash and cash equivalents                   $     46,675   $           -                  $    46,675
Accounts receivable                              138,539         113,449                      251,988
Prepaid expenses                                       -           2,625                        2,625
Due from affiliate                                     -         396,158       (396,158)            -
                                            ----------------------------------------------------------
Total current assets                             185,214         512,232       (396,158)      301,288
Furniture and equipment, net                      62,624       3,867,546                    3,930,170
Capitalized software development costs           107,255               -                      107,255
Deposits and other assets                              -         189,718                      189,718
Goodwill                                                                      9,977,875     9,977,875
                                            ----------------------------------------------------------
Total assets                                $    355,093   $   4,569,496   $  9,581,717   $14,506,306
                                            ==========================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Capital lease obligations-current           $          -   $   1,695,474                  $ 1,695,474
Accounts payable                                  85,638       1,036,940                    1,122,578
Notes payable-current                                  -          42,662                       42,662
Due to affiliate                                 396,158               -       (396,158)            -
Shareholder loans                                301,000         150,000                      451,000
Deferred revenues                                      -               -                            -
Accrued shareholder salaries                     391,000         173,833                      564,833
Accrued liabilities                                    -         125,432                      125,432
                                            ----------------------------------------------------------
Total current liabilities                      1,173,796       3,224,341       (396,158)    4,001,979

LONG-TERM LIABILITIES:
Notes payable-long-term                                -         376,880                      376,880
                                            ----------------------------------------------------------
Total liabilities                              1,173,796       3,601,221       (396,158)    4,378,859
SHAREHOLDERS' EQUITY:
Preferred shares                                       -               -                            -
Common shares                                     24,233           2,169          9,353        35,755
Paid-in capital                                  104,907       8,728,435      2,206,193    11,039,535
Accumulated deficit                             (947,843)     (7,762,329)     7,762,329      (947,843)
                                            ----------------------------------------------------------
Total shareholders' equity                      (818,703)        968,275      9,977,875    10,127,447
                                            ----------------------------------------------------------
Total liabilities and shareholders' equity  $    355,093   $   4,569,496   $  9,581,717   $14,506,306
                                            ==========================================================

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE  1  -  BASIS  OF  PRESENTATION

The unaudited pro forma combined statement of operations for the year ended December 31, 2001 combines the historical statement of operations of Sequiam Corporation (f/k/a Wedge Net Experts, Inc.) for the year ended December 31, 2001 with the historical statements of operations of Sequiam Software, Inc. (f/k/a Sequiam, Inc.) for the period from inception (January 23, 2001) through December 31, 2001and Brekel Group, Inc. ("Brekel") for the year ended December 31, 2001, and is presented as if the acquisition had occurred at the beginning of this period. The unaudited pro forma combined statement of operations for the six months ended June 30, 2002 combines the historical statements of operations of Sequiam Corporation and Brekel for the same period, and is presented as if the acquisition had occurred at the beginning of the period. The unaudited pro forma balance sheet combines the financial position of Sequiam Corporation and Brekel as of June 30, 2002 and is presented as if the acquisition had occurred at that date.

The pro forma combined financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported had the transactions been consummated on the dates indicated, or which may be reported in the future.

NOTE  2  -  MERGERS  AND  PRO  FORMA  ADJUSTMENTS

Sequiam Corporation's wholly-owned subsidiary, Sequiam Acquisitions, Inc., merged with Sequiam, Inc. effective April 1, 2002 and Sequiam Acquisitions, Inc. survived the merger. Sequiam Acquisitions, Inc. changed its name to Sequiam Software, Inc. on May 1, 2002. The merger transaction was accounted for as a purchase of Sequiam Corporation by Sequiam, Inc. (a reverse acquisition in which Sequiam, Inc. is considered the acquirer for accounting purposes), since the shareholders of Sequiam, Inc. obtained a majority of the voting rights of Sequiam Corporation as a result of the transaction. Pursuant to the merger agreement, Sequiam Corporation issued 20,000,000 shares of common stock in exchange for all of the outstanding shares of common stock of Sequiam, Inc., consisting of 20,000,000 shares. Additionally, pursuant to the merger agreement, 500,000 shares of Sequiam Corporation's common stock were returned to treasury and cancelled.

On July 19, 2002, Sequiam Corporation acquired 94.54% of the issued and outstanding shares of Brekel Group, Inc., a Delaware corporation, in exchange for 11,522,263 shares of Sequiam Corporation common stock, pursuant to an Agreement and Plan of Merger, dated June 17, 2002 (the "Agreement"). The shares exchanged were at an exchange rate of 1:1. In connection with the merger, the majority shareholder of Brekel returned 9,500,000 shares leaving 12,187,094 common shares of Brekel outstanding before exchanging its shares with Sequiam Corporation. Sequiam Corporation plans to acquire the remaining issued and outstanding common shares of Brekel when it obtains authorization from the remaining Brekel shareholders to exchange such shares. The acquisition was accounted for as a purchase and the pro forma combined balance sheet reflects the following pro forma adjustments assuming that the acquisition occurred at June 30, 2002:

     1) Eliminate related party advances between Sequiam Corporation and Brekel of $396,158.

     2) Record the excess of the purchase price ($10,946,150) over the estimated fair value of the assets acquired ($968,275) of $9,977,875, which was preliminarily allocated to goodwill. The purchase price was determined based on the 11,522,263 shares issued times the closing stock price of Sequiam Corporation common stock on the date of acquisition of $0.95 per share. In accordance with Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets", amortization of goodwill was not recorded as a pro forma adjustment. Sequiam Corporation has not yet determined if the goodwill is impaired, however it will be required to make such an evaluation on at least an annual basis in the future.